Exhibit 32

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), the undersigned member of the Board of Directors of S Wind-up Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to which this Certification is attached as Exhibit 32 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations for the Company for periods covered by the Periodic Report.

By:	/s/ IRV LICHTENWALD
Name:	Irv Lichtenwald
Title:	Director

Dated: March 31, 2005

A signed original of this written statement required by Section 906 has been provided to S Wind-up Corporation (the “Company”) and will be retained by the Company and furnished to the Securities and Exchange Commission (SEC) or its staff upon request. This certification “accompanies” the Form 10-K to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.